We consent to the incorporation by reference in Registration Statement No. 333-30895 of Phar-Mor, Inc. on Form S-8 of our report dated September 26, 2000 appearing in the Annual Report on Form 10-K of Phar-Mor, Inc. for the fiscal year ended July 1, 2000.

Deloitte & Touche LLP
Pittsburgh, Pennsylvania

September 28, 2000